UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 14, 2018

The Estée Lauder Companies Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

212-572-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On February 14, 2018, the Stock Plan Subcommittee of The Estée Lauder Companies Inc. (the “Company”) granted Fabrizio Freda, President and Chief Executive Officer, a long-term equity award under the Company’s Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Performance Share Unit Award Agreement (including the Notice of Grant) (collectively, the “Agreement”) attached hereto as Exhibit 10.1.  Unless the context requires otherwise, references herein to “we,” “us,” and “our” refer to the Company.

As noted below, the shares of Class A Common Stock subject to the Performance Share Unit (“PSU”) award are not intended to be delivered fully to Mr. Freda until after the end of fiscal 2024, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time.  The award covers an aggregate of 195,940 shares divided in two equal tranches (i.e. 97,970 shares per tranche).  The aggregate grant date value of the award (both tranches) is approximately $27.4 million, based on the closing price of our Class A Common Stock on the date of grant.

The award’s service periods, performance periods and share payment dates are as follows:

	Service Period	Performance Period	Share Payment Date (1)
First Tranche	January 1, 2018 — June 30, 2021	July 1, 2018 — June 30, 2021	September 3, 2024
Second Tranche	January 1, 2018 — June 30, 2022	July 1, 2018 — June 30, 2022	September 3, 2024

(1) Payment, if any, and the timing of payment are subject to achievement of the performance goal and other terms and conditions described below.

The Agreement generally provides that the vesting of each tranche is contingent on the Company achieving positive Cumulative Operating Income during the relevant Performance Period.  For purposes of this award, “Cumulative Operating Income” means the sum of the operating income for each fiscal year in such Performance Period, subject to certain automatic adjustments including:  changes in accounting principles; impairment of intangibles; impact of discontinued operations; non-recurring and non-operating income and expenses; and the impact of unplanned acquisitions.

If Mr. Freda’s employment is terminated for cause (as defined in the Agreement) prior to the delivery of the shares associated with any tranche, regardless of whether that tranche has been otherwise earned or vested, he will receive no shares.  If (a) Mr. Freda is no longer employed by us for any reason, (b) payment of a tranche has not previously been made, and (c) it is determined that his behavior while he was employed would have constituted cause, then each tranche not previously paid will be forfeited, regardless of whether such tranche has been otherwise earned and vested.  In addition, payouts of the award after termination of Mr. Freda’s employment are subject to Mr. Freda not (x) competing with the Company during the lesser of (i) the remaining term of his award or (ii) a period of 24 months, nor (y) conducting himself in a manner adversely affecting the Company.  If he voluntarily resigns or retires prior to the end of the Service Period, any unearned, unvested tranches will be forfeited.  If Mr. Freda’s employment is terminated without cause, then for each Performance Period that has not yet concluded and subject to actual achievement of the performance goal for such tranche, he will earn and vest in the pro rata portion of such tranche inclusive of credit for an additional 12 months of service (up to a maximum of 100% of the Service Period for that tranche).  However, instead of a pro rata portion, Mr. Freda would earn and vest fully in such tranche if the Company also has achieved Company-wide performance criteria (currently known as the “corporate multiplier”) under the Company’s Executive Annual Incentive Plan of at least 90% for each of the Company’s two fiscal years preceding the year of Mr. Freda’s termination, as determined by the Compensation Committee.  If Mr. Freda dies or becomes disabled, then for each Performance Period that has not yet concluded, he will earn and vest in a pro rata portion of such tranche, and the share payment would be made shortly thereafter.  Upon a Change in Control, the performance goal will be deemed to be met, and the award will be paid on the earliest of the original payment date, shortly after a qualifying “double trigger” termination of employment, or a date determined by the Stock Plan Subcommittee in accordance with the Plan.  Dividend equivalents will be paid out in cash in connection with shares that are earned.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Stock Plan Subcommittee, with input from members of the Board of Directors, granted the PSU award described above to Mr. Freda to further align his interests with those of our stockholders and motivate his continued stewardship of the Company’s brands, talent base, and reputation over the longer term.  Under Mr. Freda’s leadership as our President and Chief Executive Officer, the Company has continued to demonstrate outstanding performance.  Since he started in that role in July 2009, he has guided the development and implementation of our long-term strategy, and we have achieved total shareholder return (including reinvestment of dividends, “TSR”) of over 800% through January 31, 2018.  This places us among the top 10% of S&P 500 companies (the TSR of the S&P 500 Index during the same time frame was 268%).  Our market capitalization increased by $43 billion from July 2009 through January 2018.

The award covers a period of about six-and-a-half years in total and involves two separate tranches that vest after three-and-a-half and four-and-a-half years based on Mr. Freda’s continued employment and achievement of the performance goal described above.  If the performance goal is achieved, the tranches (common stock) would be paid out to Mr. Freda in September 2024, a period of time that is much longer than typical grants.  The delayed distribution feature is a key component of the award, intended to ensure that Mr. Freda is further incentivized to drive long-term performance.  By separating award vesting from delivery of the underlying common stock, we continue to tie a portion of Mr. Freda’s wealth to share value over an extended time horizon (i.e. six-and-a-half years, through the delivery in September of 2024).

The size and structure of the grant is similar to the differentiated long-term grant that we made to him in September 2015.  Mr. Freda has presided over the ongoing growth and profitability of the Company, and we have achieved TSR of 80% (as compared to TSR of the S&P 500 of 55%) from the date of the September 2015 grant through January 31, 2018.  In setting the performance goal for the February 2018 award, the Stock Plan Subcommittee determined that any absolute or relative goals would become meaningless or counterproductive in light of a rapidly evolving competitive environment.  The performance goal is intended to prevent this award from vesting if our performance were to suffer a substantial reversal during the vesting period and is accompanied by carefully considered payout restrictions around termination scenarios as described above.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Performance Share Unit Award Agreement with Fabrizio Freda (2018) under The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan (including Notice of Grant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date:	February 15, 2018	By:	/s/ Spencer G. Smul
			Name:	Spencer G. Smul
			Title:	Senior Vice President, Deputy General Counsel and Secretary